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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                FEBRUARY 26, 2004

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

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
         MASSACHUSETTS                         0-14680                            06-1047163
(State or other jurisdiction of        (Commission file number)          (IRS employer identification
 incorporation or organization)                                                     number)
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               500 KENDALL STREET, CAMBRIDGE, MASSACHUSETTS 02142
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (617) 252-7500

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ITEM 5. OTHER EVENTS

        On February 26, 2004, Genzyme Corporation ("Genzyme"), a Massachusetts corporation, GLBC Corp. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of Genzyme, GLBC LLC ("LLC"), a Delaware limited liability company and a wholly-owned subsidiary of Genzyme, and ILEX Oncology, Inc. ("ILEX"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the parties will effect a business combination through an initial merger of Sub with and into ILEX, and a subsequent merger of ILEX with and into LLC (the "Mergers"). As a result of the Mergers, ILEX will become a wholly-owned subsidiary of Genzyme. The business combination is expected to be accounted for using the purchase method of accounting and to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986.

        Under the terms of the Merger Agreement, each outstanding share of ILEX common stock, $0.01 par value per share, will be converted into the right to receive a fraction of a share (the "Exchange Ratio") of Genzyme common stock. The Exchange Ratio will be calculated by dividing $26.00 by the average per share closing price of Genzyme common stock (the "Genzyme Share Price") as reported by the NASDAQ National Market over the twenty trading days ending on the fifth trading day prior to the closing date of the Mergers, except that if the Genzyme Share Price is greater than $59.88, the Exchange Ratio will be 0.4342, and if the Genzyme Share Price is less than $46.58, the Exchange Ratio will be 0.5582. In addition, each outstanding option to purchase ILEX common stock will be converted into an option to purchase the number of shares of Genzyme common stock equal to the number of shares of ILEX common stock subject to such option multiplied by the Exchange Ratio, and the associated exercise price will be adjusted accordingly.

        Consummation of the Mergers is subject to the adoption of the Merger Agreement by the ILEX stockholders and certain other customary closing conditions.

        The preceding description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the copy of the Merger Agreement included as Exhibit 2.1 hereto and incorporated by reference herein.

        A joint press release issued by Genzyme and ILEX announcing the execution of the Merger Agreement is attached as Exhibit 99.1 hereto.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GENZYME CORPORATION

Dated: February 26, 2004              By: /s/ Michael S. Wyzga
                                         ---------------------------------------
                                          Michael S. Wyzga
                                          Executive Vice President, Finance and
                                          Chief Financial Officer

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                                  EXHIBIT INDEX

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
EXHIBIT NO.    DESCRIPTION
-----------    -----------
    2.1        Agreement and Plan of Merger dated as of February 26, 2004 among
               Genzyme Corporation, GLBC Corp., GLBC LLC and ILEX Oncology,
               Inc., filed herewith.

    99.1 Joint Press Release dated February 26, 2004, announcing the execution of the Merger Agreement.
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